AMENDMENT NO. 2 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 2, effective as of September 30, 2014, amends the Intercompany
Agreement, dated as of December 22, 2010, as amended (the “Agreement”), by and between
ING Investment Management LLC (“IIM”) (now known as “Voya Investment Management
LLC” or “VIM”) and ING Life Insurance and Annuity Company (“ILIAC”) (now known as
“Voya Retirement Insurance and Annuity Company” or “VRIAC”).

W I T N E S S E T H

WHEREAS, VIM conducts an asset management business through various companies that provides investment advice to and perform administrative services for certain
U.S. registered investment companies (“Funds”), including Voya Investments, LLC, an investment adviser for certain Funds; and

WHEREAS, VRIAC is an insurance company which offers a variety of insurance products, including variable annuities and which also provides administrative services to various tax-advantaged plans and programs established under Section 401(a), 403(b), 457 or 408 of the
Internal Revenue Code (“Code”), certain non-qualified deferred compensation arrangements, and to custodial accounts established under Code Sections 403(b)(7) or 408 (collectively “non-
insurance customers”); and

WHEREAS, VIM, pays and/or causes its subsidiaries to pay, to VRIAC the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the Funds by VRIAC and by VRIAC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, the parties desire to clarify the Agreement to (1) reflect the name change of VIM and VRIAC, the Funds and each of their series of portfolios, and; (2) replace
Schedule A; and

NOW, THEREFORE, the parties agree as follows:

1	. All references to “ING Investment Management LLC” and “IIM” in the
Agreement are hereby deleted and replaced with “Voya Investment Management
LLC” and “VIM”, respectively.

2	.	All references to “ING Life Insurance and Annuity Company” and “ILIAC” in the
Agreement are hereby deleted and replaced with “Voya Retirement Insurance and
Annuity Company” and “VRIAC”, respectively.

3	.	Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Amended Schedule A.

4	.	Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

5	.	This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

6	.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the day and year first above written.

VOYA INVESTMENT MANAGEMENT		VOYA RETIREMENT INSURANCE AND
LLC		ANNUITY COMPANY

By:	/s/ Daniel F. Wilcox	By:	/s/ Lisa Gilarde
Name: Daniel F. Wilcox		Name: Lisa Gilarde
Title MD and CFO		Title: Vice President

Amended Schedule A

This Schedule is effective as of September 30, 2014.

As described in Section 1 VRIAC shall be paid at the rates set forth immediately below. In the case of funds of funds, except as otherwise indicated below, payments will not apply to the shares of the fund of funds held directly but will instead apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.
Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• ING USA Insurance and Annuity Company "Equifund" Retirement Plan
• Voya 401(k) Savings Plan
• Voya 401(k) Plan for VRIAC Agents
• ING Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate
VIM Equity/Balanced	Voya Australia Index Portfolio	%
VIM Equity/Balanced	Voya Balanced Portfolio	%
Fund of Funds	Voya Capital Allocation Fund	%
3rd Party SA	VY Clarion Global Real Estate Portfolio	%
VIM Equity/Balanced	Voya Core Equity Research Fund	%
VIM Equity/Balanced	Voya Corporate Leaders 100 Fund	%
VIM Equity/Balanced	Voya Corporate Leaders Trust Fund Series B	%
VIM Fixed	Voya Diversified Emerging Markets Debt Fund	%
Fund of Funds	Voya Diversified International Fund	%
Pooled Inv Vehicle	Voya Emerging Markets Corporate Debt Fund	%
Pooled Inv Vehicle	Voya Emerging Markets Hard Currency Debt Fund	%
3rd Party SA	Voya Emerging Markets Equity Dividend Fund	%
VIM Equity/Balanced	Voya Emerging Markets Index Portfolio	%
Pooled Inv Vehicle	Voya Emerging Markets Local Currency Debt Fund	%
VIM Equity/Balanced	Voya Euro STOXX 50 Index Portfolio	%
VIM Fixed	Voya Floating Rate Fund	%
VIM Equity/Balanced	Voya FTSE 100 Index Portfolio	%
VIM Fixed	Voya Global Bond Fund	%
VIM Fixed	Voya Global Bond Portfolio	%
3rd Party SA	Voya Global Equity Dividend Fund	%
VIM Equity/Balanced	Voya Global Natural Resources Fund	%

Amended Schedule A (cont.)
Fund Type	Fund	Rate
3rd Party SA	Voya Global Opportunities Fund	%
Fund of Funds	Voya Global Perspectives Fund	%
Fund of Funds	Voya Global Perspectives Portfolio	%
3rd Party SA	Voya Global Real Estate Fund	%
VIM Equity/Balanced	Voya Global Resources Portfolio	%
Fund of Funds	Voya Global Target Payment Fund	%
VIM Equity/Balanced	Voya Global Value Advantage Portfolio	%
VIM Fixed	Voya GNMA Income Fund	%
VIM Equity/Balanced	Voya Growth and Income Portfolio	%
VIM Equity/Balanced	Voya Growth Opportunities Fund	%
VIM Equity/Balanced	Voya Hang Seng Index Portfolio	%
VIM Fixed	Voya High Yield Bond Fund	%
VIM Fixed	Voya High Yield Portfolio	%
VIM Equity/Balanced	Voya Index Plus LargeCap Portfolio	%
VIM Equity/Balanced	Voya Index Plus MidCap Portfolio	%
VIM Equity/Balanced	Voya Index Plus SmallCap Portfolio	%
Fund of Funds	Voya Index Solution Portfolios	%
VIM Fixed	Voya Intermediate Bond Fund	%
VIM Fixed	Voya Intermediate Bond Portfolio	%
3rd Party SA	Voya International Core Fund	%
VIM Equity/Balanced	Voya International Index Portfolio	%
3rd Party SA	Voya International Real Estate Fund	%
VIM Equity/Balanced	Voya International Value Equity Fund	%
VIM Equity/Balanced	Voya International Value Portfolio	%
VIM Fixed	Voya Investment Grade Credit Fund	%
VIM Equity/Balanced	Voya Japan TOPIX Index® Portfolio	%
VIM Equity/Balanced	Voya Large Cap Growth Fund	%
VIM Equity/Balanced	Voya Large Cap Growth Portfolio	%
VIM Equity/Balanced	Voya Large Cap Value Fund	%
VIM Fixed	Voya Limited Maturity Bond Portfolio	%
VIM Fixed	Voya Liquid Assets Portfolio	%
VIM Equity/Balanced	Voya Mid Cap Value Advantage Fund	%
VIM Equity/Balanced	Voya MidCap Opportunities Fund	%

Amended Schedule A (cont.)

Fund Type	Fund	Rate
VIM Equity/Balanced	Voya MidCap Opportunities Portfolio	%
VIM Fixed	Voya Money Market Fund	%
VIM Fixed	Voya Money Market Portfolio	%
3rd Party SA	Voya Multi-Manager Emerging Markets Equity Fund	%
3rd Party SA	Voya Multi-Manager International Equity Fund	%
3rd Party SA	Voya Multi-Manager Mid Cap Value Fund	%
3rd Party SA	Voya Multi-Manager International Small Cap Fund	%
3rd Party SA	Voya Real Estate Fund	%
Fund of Funds	Voya Retirement Portfolios	%
Fund of Funds	Voya Retirement Solution Funds	%
VIM Equity/Balanced	Voya Russell™ Large Cap Growth Index Portfolio	%
VIM Equity/Balanced	Voya Russell™ Large Cap Index Portfolio	%
VIM Equity/Balanced	Voya Russell™ Large Cap Value Index Portfolio	%
VIM Equity/Balanced	Voya Russell™ Mid Cap Growth Index Portfolio	%
VIM Equity/Balanced	Voya Russell™ Mid Cap Index Portfolio	%
VIM Equity/Balanced	Voya Russell™ Small Cap Index Portfolio	%
3rd Party SA	Voya Russia Fund	%
Pooled Inv Vehicle	Voya Securitized Credit Fund	%
VIM Fixed	Voya Senior Income Fund	%
VIM Fixed	Voya Short Term Bond Fund	%
VIM Equity/Balanced	Voya Small Company Fund	%
VIM Equity/Balanced	Voya Small Company Portfolio	%
VIM Equity/Balanced	Voya SmallCap Opportunities Fund	%
VIM Equity/Balanced	Voya SmallCap Opportunities Portfolio	%
Fund of Funds	Voya Solution Portfolios	%
Fund of Funds	Voya Strategic Allocation Portfolios	%
VIM Fixed	Voya Strategic Income Fund	%
VIM Fixed	Voya U.S. Bond Index Portfolio	%
VIM Equity/Balanced	Voya U.S. Stock Index Portfolio	%

For the fund of funds listed above, VIM will pay the amount stated in this Schedule A. VIM will not pay any amounts on assets in the underlying funds in these fund of funds. In addition, amounts due to
VRIAC from VIM for these fund of funds shall be reduced by amounts due to VRIAC from Directed
Services LLC (DSL) and/or its subsidiaries under the Intercompany Agreement between DSL and VRIAC with respect to the underlying funds in these fund of funds.